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                                                                    Exhibit 10.2

                                                                       EXHIBIT B
                                                TO SECURITIES PURCHASE AGREEMENT

                           INVESTORS' RIGHTS AGREEMENT



        INVESTORS' RIGHTS AGREEMENT ("AGREEMENT") dated as of , 2002, by and among MINDARROW SYSTEMS, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), EAST-WEST CAPITAL ASSOCIATES, INC. (the "LEAD INVESTOR"), and those entities listed on Exhibit A hereto (the "INVESTORS"); provided, however, that the Company may add or delete entities from Exhibit A as the composition of the Investors changes from time to time.

        WHEREAS:

        A. The Investors are party to the Securities Purchase Agreement dated _______________, 2002 between the Company and the Investors (the "SECURITIES PURCHASE AGREEMENT"), which provides that as a condition to the closing of the sale of the Shares, this Agreement must be executed by all parties hereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

        B. In order to induce the Company to enter into the Securities Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Securities Purchase Agreement, the Investors and the Company hereby agree to enter into this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

        1. DEFINITIONS.

               As used in this Agreement, the following capitalized terms shall have the following meanings:

               "AFFILIATE" shall have the same meaning as that term is used in the Securities Act as currently or then in effect.

               "INDEPENDENT DIRECTOR" as used in this Agreement shall have the same meaning as in The Nasdaq National Market rules (and interpretations thereof) as currently or then in effect.


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        2. REPRESENTATIONS AND WARRANTIES.

               2.1 Representations and Warranties of the Company and the Investors. Each Investor and the Company severally represents and warrants as to itself only as follows:

                   (a) This Agreement has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

                   (b) The execution and delivery of this Agreement by such Person does not, and the performance by it of its obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any agreement or instrument to which such Person is a party or which is binding on such Person, and will not result in the creation of any lien on, or security interest in, any of the assets of such Person.

        3. COVENANTS OF THE COMPANY.

               The Company covenants and agrees with the Investors that:

               3.1 Right of First Offer. Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Each Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners (if a partnership) and Affiliates in such proportions as it deems appropriate.

                   Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("SHARES"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                   (a) The Company shall deliver a notice no less than ten (10) days before the anticipated closing of the offering in accordance with Section
4.5 ("NOTICE") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

                   (b) By written notification received by the Company, within ten (10) calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of all convertible securities then held, by such Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities). The Company shall promptly, in writing,


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inform each Investor which elects to purchase all the shares available to it (a
"FULLY-EXERCISING INVESTOR") of any other Investor's failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of common stock issued and held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

                   (c) If all Shares which Investors are entitled to obtain pursuant to subsection 3.1(b) are not elected to be obtained as provided in subsection 3.1(b) hereof, the Company may, during the 90-day period following the expiration of the period provided in subsection 3.1(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                   (d) The right of first offer in this Section 3.1 shall not be applicable to (i) the issuance or sale of shares of common stock (or options therefor) pursuant to the Company's Stock Option Plan or other equity incentive plan for employees, consultants or directors approved by the Board of Directors,
(ii) the issuance of securities pursuant to the conversion of the Series B Preferred Stock and the Series C Preferred Stock, which conversion shall occur concurrently with the date of this Agreement, (iii) to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Securities Act pursuant to a registration statement, (iv) the issuance of securities pursuant to the exercise of Warrants issued under the Securities Purchase Agreement, (v) the issuance of securities pursuant to the conversion of any convertible securities issued after the date hereof pursuant to authorization of the Board of Directors, (vi) the issuance of securities in connection with a bona fide business acquisition of or by the Company upon terms approved by the Board of Directors and (vii) the exercise of warrants issued prior to the date hereof.

               3.2 Protective Provisions. The Company shall not take any of the following actions without the prior written approval of the Lead Investor:

                   (a) Incurrence of third party indebtedness above $100,000;

                   (b) Incurrence of any capital expenditure above $100,000;

                   (c) Sale (directly or indirectly, in a single transaction or series of related transactions) of the Company whether through (i) the disposition of all or substantially all of the assets or businesses of the Company, (ii) the sale or issuance to a purchaser of all or


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substantially all of the outstanding Common Stock and/or Preferred Stock of the
Company, or (iii) the merger or consolidation of the Company with or into another entity;

                   (d) Sale of any material assets (including but not limited to intellectual property);

                   (e) Appointment or removal of the Chief Executive Officer, Chief Operating Officer, and/or Chief Financial Officer;

                   (f) Issuance, sale, redemption or repurchase of any of the Company's securities, except for the issuance and sale of securities pursuant to the Securities Purchase Agreement;

                   (g) Change or alter the nature of the Company's business;

                   (h) Distributions of cash to equity holders;

                   (i) Transactions with any Affiliates of the Company;

                   (j) Change in the number of authorized directors; and

                   (k) Liquidation or dissolution of the Company or a reclassification of its outstanding capital stock.

In order to obtain the approval of the Lead Investor, the Company must provide at least ten (10) days' prior written notice to the Lead Investor of its intention to undertake such action(s) along with additional written information concerning the proposed action(s) to enable the Lead Investor to form a reasonable judgment. After receipt of such notice, the Lead Investor will have ten (10) days to approve or deny such proposed action(s) by written notice, if no notice of approval or denial is received by the Company within such timeframe then the action(s) contained in the original notice by the Company will be deemed to have been approved by the Lead Investor pursuant to this Section 3.2.

               3.3 Board of Directors. The Company agrees that it has authorized and will maintain a Board of Directors consisting of seven (7) directors. After the Initial Closing and as a condition to the Second Closing, the Board of Directors shall authorize and maintain a compensation and an audit committee as outlined below:

                   (a) Compensation Committee. A compensation committee of the Board of Directors shall be maintained, consisting of two Directors recommended by the Lead Investor and one Independent Director (the "COMPENSATION COMMITTEE"). The Compensation Committee shall approve all increases in executive compensation, annual executive bonuses and all option grants.


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                   (b) Audit Committee. An audit committee of the Board of
Directors shall be maintained consisting solely of Independent Directors (the "AUDIT COMMITTEE"). The Audit Committee shall engage the Company's independent auditors and shall review and approve the Company's annual audited financial statements prior to their issuance each year.

               3.4 Election of Directors.

                   (a) After the Initial Closing, the Company agrees that it will make its commercially reasonable best efforts to recommend that one member of the Board of Directors shall resign and to encourage the Board of Directors to appoint Merv Adelson and another nominee of the Lead Investor to fill the two vacancies on the Board of Directors. It is a condition of the Second Closing that the Board of Directors shall consist of seven directors and that the two directors recommended by the Lead Investor shall be serving as directors on the Board of Directors of the Company. Thereafter, the Company covenants and agrees that the Board of Directors will nominate the two (2) individuals recommended by the Lead Investor and will put forth their reasonable best efforts to effect the election of such directors. Each Investor convenants and agrees that such Investor will vote its shares of Common Stock for the election of the two individuals designated by the Lead Investor to the Company's Board of Directors.

                   (b) If a designee of any of the Investors nominated and elected to the Board of Directors pursuant to this Section 3.4 resigns or is removed from or vacates such position for any reason prior to the expiration of his or her term as a director of the Company, the Lead Investor shall have the right to select a replacement designee, and the Company shall cause its directors to nominate such replacement designee for the Board of Directors and the Investors shall vote their shares of Common Stock at any regular or special meeting called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all other actions necessary to aid in the election to the Board of Directors of such replacement designee to fill the unexpired term of the designee whom such new designee is replacing.

                   (c) At each Annual Meeting the Company shall nominate at least two (2) of the remaining five (5) seats on the Board of Directors which were not recommended by the Lead Investor to be filled by individuals who would be Independent Directors.

               3.5 Voting Rights. The Investors shall be entitled to vote on all matters submitted to the shareholders of the Company for a vote or consent.

               3.6 Bi-Monthly Board Meetings. The Board of Directors meetings shall be scheduled to be held bi-monthly until such time as the Board determines that bi-monthly meetings are not required. The Board of Directors shall receive and review at least annually a Financial Plan (including a budget) and a Business Plan.


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               3.7 Costs of Attending Board Meetings. All reasonable costs incurred by Board members for the purpose of attending the Board meeting and conducting other Company business will be borne by the Company.

               3.8 Termination of Certain Covenants. The covenants set forth in Sections 3.2 and 3.4 shall terminate and be of no further force or effect when less than fifty percent (50%) of the original number of shares of Common Stock issued to the Investors under the Securities Purchase Agreement are held by the Investors.

        4. MISCELLANEOUS.

               4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including Transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflict of law.

               4.3 Counterparts. This Agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               4.4 Headings. The headings used in this Agreement are used for convenience of reference and shall form part of, or affect the interpretation of, this Agreement.

               4.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, two days after deposit with an overnight courier service or five days after deposit with the United States Post Office, by first class mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               4.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between


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the parties with regard to the subjects hereof and thereof. Any term of this
Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lead Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

               4.8 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

               4.9 Effectiveness. This Agreement shall become effective only upon the closing of the sale of the Common Stock pursuant to the terms and conditions of the Securities Purchase Agreement.

               4.10 Assignability of Rights. All rights, privileges and preferences, granted to the Investors pursuant to this Agreement shall be freely assignable to Transferees of Common Stock.

               4.11 Arbitration. Any dispute or claim arising hereunder shall be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration by one party to the other, by a single neutral arbitrator appointed by the American Arbitration Association ("AAA"). The arbitration shall be conducted in Los Angeles, California in accordance with the commercial arbitration rules promulgated by AAA, and the Sellers, on the one hand, and the Purchaser, on the other, shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

               4.12 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF


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WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY
DO SO, THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER
PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

               4.13 Termination. This Agreement shall terminated as to each Investor, when such Investor no longer owns any Shares or no longer has any Warrants or the Exclusivity Warrant outstanding.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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                           INVESTORS' RIGHTS AGREEMENT
                             COMPANY SIGNATURE PAGE


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MINDARROW SYSTEMS, INC.


                                       By:
                                          --------------------------------------
                                       Name: Robert Webber
                                       Its: Chief Executive Officer

                                            Address: 2120 Main Street, Suite 200
                                                     Huntington Beach, CA  92648


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                           INVESTORS' RIGHTS AGREEMENT
                            INVESTORS' SIGNATURE PAGE



                                            EAST-WEST CAPITAL ASSOCIATES, INC.,
                                            a California corporation


                                            By:
                                               ---------------------------------
                                            Name:  Merv Adelson
                                            Its:   Chairman

                              Address: 10900 Wilshire Boulevard, Suite 950 Los Angeles, California 90024



                                            EASTWEST VENTURE GROUP, LLC,
                                            a California limited liability
                                            company


                                            By:
                                               ---------------------------------
                                            Name:  Ravin Agrawal
                                            Its:   Managing Member

                               Address: 10900 Wilshire Boulevard, Suite 950 Los Angeles, California 90254


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                           INVESTORS' RIGHTS AGREEMENT
                            INVESTORS' SIGNATURE PAGE


                                            LAM FINANCIAL HOLDINGS, LTD., L.L.P.

                                            By:
                                               ---------------------------------
                                                        Charles Hauber
                                            Title:  Authorized Signatory by
                                                    Power of Attorney
                                            Address:  Suite 810
                                            3600 South Yosemite Street
                                            Denver, Colorado 80237
                                            FIN -- 84-1043006


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                           INVESTORS' RIGHTS AGREEMENT
                            INVESTORS' SIGNATURE PAGE


                                            CHESTON D. MIZEL


                                            By:
                                               ---------------------------------
                                                       Charles Hauber
                                            Title:  Authorized Signatory by
                                                    Power of Attorney
                                            Address:  Suite 810
                                            3600 South Yosemite Street
                                            Denver, Colorado 80237
                                            SS# ###-##-####


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